EXHIBIT 23.01


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-61012) of Digital Lightwave, Inc. of our report dated January 29, 2002 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.






Tampa, Florida
March 14, 2002



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